UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2019

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective October 30, 2019, the board of directors (the “Board”) of FS Investment Corporation II (the “Company”) appointed Ms. Elizabeth Sandler as a new independent member of the Board. Ms. Sandler was appointed as a Class A Director to serve for a term expiring at the Company’s 2020 annual meeting of stockholders. Ms. Sandler has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person, and there are no related party transactions with regard to Ms. Sandler that are reportable under Item 404(a) of Regulation S-K. Ms. Sandler will receive director fees in accordance with the director compensation arrangements for FS KKR Capital Corp., FS Investment Corporation II, FS Investment Corporation III and FS Investment Corporation IV (the “Fund Complex”), which includes an aggregate annual board retainer of $160,000 paid by the Fund Complex on a pro rata basis based on assets under management.

Set forth below is biographical information pertaining to Ms. Sandler:

Ms. Sandler is the Founder and has served as the Chief Executive Officer of Echo Juliette, a consultant and adviser on workplace investments spanning executive coaching, employee productivity and physical space, since January 2019. Prior to founding Echo Juliette, she served as Managing Director of The Blackstone Group and Chief Operating Officer of its Blackstone Real Estate Debt Strategies business from September 2016 to August 2018. Prior to joining The Blackstone Group, Ms. Sandler worked at Deutsche Bank from November 2000 to August 2016, including serving at different times as a Managing Director and Global Chief Operating Officer of the Risk Division, Structured Finance business and Commercial Real Estate business, among other roles. Prior to joining Deutsche Bank, she worked at a number of companies in the financial services industry.

Ms. Sandler received a B.A. from Duke University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Officers of the Company

On October 30, 2019, the Board appointed Mr. Brian Gerson and Mr. Daniel Pietrzak as Co-Presidents of the Company. Mr. Pietrzak will also continue to serve as the Company’s Chief Investment Officer. In connection with the appointment of Messrs. Gerson and Pietrzak, Mr. Todd Builione resigned as President of the Company. Mr. Builione will continue to serve as President of FS/KKR Advisor, LLC and as a Director of the Company. Messrs. Gerson and Pietrzak have not been appointed to serve as a Co-Presidents pursuant to any agreement or understanding with the Company or any other person. There is no family relationship between either Mr. Gerson or Mr. Pietrzak and any of the Company’s directors or other executive officers, and there are no related party transactions with regard to either Mr. Gerson or Mr. Pietrzak that are reportable under Item 404(a) of Regulation S-K.

On October 30, 2019, the Board appointed Mr. Steven Lilly as Chief Financial Officer of the Company, effective November 15, 2019. Effective with Mr. Lilly’s appointment, the Company’s current Chief Financial Officer, Mr. William Goebel, will become the Company’s Chief Accounting Officer. Messrs. Lilly and Goebel have not been appointed to serve as Chief Financial Officer and Chief Accounting Officer, respectively, pursuant to any agreement or understanding with the Company or any other person. There is no family relationship between either Mr. Lilly or Mr. Goebel and any of the Company’s directors or other executive officers, and there are no related party transactions with regard to either Mr. Lilly or Mr. Goebel that are reportable under Item 404(a) of Regulation S-K.

On October 30, 2019, the Board appointed Mr. Drew O’Toole and Mr. Ryan Wilson as Co-Chief Operating Officers of the Company. Messrs. O’Toole and Wilson have not been appointed to serve as a Co-Chief Operating Officers pursuant to any agreement or understanding with the Company or any other person. There is no family relationship between either Mr. O’Toole or Mr. Wilson and any of the Company’s directors or other executive officers, and there are no related party transactions with regard to either Mr. O’Toole or Mr. Wilson that are reportable under Item 404(a) of Regulation S-K.

None of Messrs. Gerson, Pietrzak, Lilly, Goebel, O’Toole or Wilson will receive any direct compensation from the Company.

Set forth below is biographical information pertaining to Messrs. Gerson, Pietrzak, Lilly, Goebel, O’Toole and Wilson:

Mr. Gerson, age 52, joined FS Investments in November 2017 as its Head of Private Credit and has more than 20 years of experience in credit investing and corporate lending, with specific expertise in lending through business development companies. Mr. Gerson has served on FS/KKR Advisor, LLC’s investment committee since April 2018. Prior to joining FS Investments, he most recently served as Group Head and Managing Director at LStar Capital, the credit affiliate of Lone Star Funds, from April 2015 to November 2017. At LStar, Mr. Gerson developed and maintained deep relationships with the financial sponsor community and middle market intermediaries while significantly expanding LStar’s corporate credit business. Prior to joining LStar, Mr. Gerson was a founding member of Solar Capital Partners, which serves as investment adviser to two yield-oriented BDCs. At Solar Capital, he spent seven years from January 2007 to September 2014 in various credit, origination, management, and business development roles, most recently serving as Executive Vice President of Solar Capital Limited. Prior to joining Solar Capital, Mr. Gerson spent 12 years in various positions, including Managing Director at CIBC World Markets in its Leveraged Finance and Financial Sponsors Group. Mr. Gerson graduated summa cum laude and Phi Beta Kappa from Tufts University where he earned a Bachelor of Arts in Mathematics.

Mr. Pietrzak, age 44, has served as the Company’s Chief Investment Officer since April 2018. Mr. Pietrzak also currently serves as the Chief Investment Officer of the other BDCs in the Fund Complex. Mr. Pietrzak joined KKR Credit in 2016 and is a Member of KKR and the Co-Head of Private Credit. Mr. Pietrzak is a portfolio manager for KKR Credit’s private credit funds and portfolios and a member of the Global Private Credit Investment Committee, Europe Direct Lending Investment Committee and KKR Credit Portfolio Management Committee. Prior to joining KKR, Mr. Pietrzak was a Managing Director and the Co-Head of Deutsche Bank’s Structured Finance business across the Americas and Europe. Previously, Mr. Pietrzak was based in New York and held various roles in the structured finance and credit businesses of Société Générale and CIBC World Markets. Mr. Pietrzak started his career at Price Waterhouse in New York and is a Certified Public Accountant. Mr. Pietrzak holds an M.B.A. in Finance from The Wharton School of the University of Pennsylvania and a B.S. in Accounting from Lehigh University.

Mr. Lilly, age 50, joined FS Investments in October 2019 as a Managing Director. Mr. Lilly has a wealth of experience in the business development company space and most recently served as Triangle Capital Corporation’s Chief Financial Officer, Secretary and member of its Board of Directors from 2006 and Chief Compliance Officer from 2007, which was sold to Benefit Street Partners and Barings, LLC in 2018. From 2005 to 2006, Mr. Lilly served as Chief Financial Officer of Triangle Capital Partners, LLC. At Triangle, he built the company’s financial and operating infrastructure, oversaw listings on the Nasdaq and New York Stock Exchange in 2007 and 2010, respectively, and led all corporate M&A and strategic processes. Prior to joining Triangle, Mr. Lilly spent seven years as Senior Vice President of Finance & Treasurer at SpectraSite Communications, a publicly traded wireless tower company, which was sold to American Tower Corporation in 2005. He began his career in the media and communications capital markets group at First Union, now part of Wells Fargo. Mr. Lilly earned a B.A. in History from Davidson College and completed the Executive Education Program at University of North Carolina at Chapel Hill. He currently serves on the board of trustees of UNC/Rex Healthcare, Episcopal High School, Saint Mary’s School, and Historic Oakwood Cemetery in Raleigh, NC. He is also a Director at America First Multifamily Investors, LP, a publicly traded mortgage REIT, where he serves as Chairman of the Audit Committee.

Mr. Goebel, age 45, has served as the Company’s Chief Financial Officer since September 2016 and previously as its Chief Financial Officer from July 2011 to September 2014. Mr. Goebel also serves as Chief Financial Officer for the other BDCs in the Fund Complex and certain of the other funds sponsored by FS Investments. Prior to joining FS Investments, Mr. Goebel held a senior manager audit position with Ernst & Young LLP in the firm’s asset management practice from 2003 to January 2011, where he was responsible for the audits of regulated investment companies, private investment partnerships, investment advisers and broker-dealers. Mr. Goebel began his career at a regional public accounting firm, Tait, Weller and Baker LLP in 1997. Mr. Goebel received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1997. He is a Certified Public Accountant and holds the CFA Institute’s Chartered Financial Analyst designation.

Mr. O’Toole, age 31, is an Executive Director of FS Investments, which he joined in April 2014. Previously, Mr. O’Toole was a Director of Corporate Strategy at FS Investments. His responsibilities were primarily focused on the design, analysis and implementation of key firm strategic initiatives. Prior to FS Investments, he worked in various roles at Cambridge Associates LLC, an institutional investment advisory and consulting firm. Mr. O’Toole graduated summa cum laude from the University of Pittsburgh with degrees in Finance and Business Management. He is also a CFA charterholder.

Mr. Wilson, age 42, joined KKR Credit in 2006, and he is currently a Director of KKR and the Chief Operating Officer of KKR Private Credit. Mr. Wilson served as Corporate Capital Trust, Inc.’s Chief Operating Officer prior to its merger with FS KKR Capital Corp. and has held various roles across KKR Credit. Prior to joining KKR Credit, Mr. Wilson was with PricewaterhouseCoopers, serving a variety of clients across industries. Mr. Wilson holds a B.A. in Economics with honors from Wilfrid Laurier University and a MAcc in Accounting from the University of Waterloo. He also is a CFA charterholder, Chartered Professional Accountant and a Chartered Accountant.

A copy of a press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated October 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	October 30, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel